UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

Metalline Mining Company
(Exact name of registrant as specified in its charter)

Nevada	0-27667	91-1766677
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 E. Margaret Avenue, Coeur d'Alene, Idaho	83815
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 665-2002

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On August 31, 2007 Metalline Mining Company (the “Company”) notified Williams & Webster P.S. (“Williams & Webster”) that it was dismissed as the Company’s auditor effective immediately. The Company’s Audit Committee had recommended that Williams & Webster be dismissed as the Company’s independent registered public accounting firm.

On September 4, 2007, the Audit Committee and the Board of Directors approved the appointment of Hein & Associates LLP, certified public accountants, as its independent registered accounting firm.

William & Webster’s principal accountant report on the Company’s financial statements for both of the past two years did not contain an adverse opinion or disclaimer of opinion, nor was either modified as to uncertainty, audit scope, or accounting principles.

There were no disagreements with Williams & Webster on any matter of accounting principles, practices, financial statement disclosure, or auditing scope or procedure which if not resolved to Williams & Webster’s satisfaction would have caused Williams & Webster to make reference to the subject matter of the disagreement in connection with its principal accounting reports.

The Company has provided Williams & Webster with a copy of these disclosures and has requested Williams & Webster furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether William’s & Webster agrees with the Company’s statements in this report. Williams & Webster’s letter is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

16.1 Letter of Williams & Webster, P.S. dated September 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalline Mining Company
(Registrant)

Date: September 4, 2007

/s/ Merlin Bingham
Name: Merlin Bingham
Title: President

EXHIBIT INDEX

Exhibit No.    Description

16.1                  Letter of Williams & Webster, P.S. dated September 4, 2007.